Exhibit 3.6

EXECUTION COPY

LIMITED LIABILITY COMPANY AGREEMENT

OF

AERCAP U.S. GLOBAL AVIATION LLC

The undersigned is executing this limited liability company agreement (this “Agreement”) for the purpose of forming a Delaware limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (as in effect from time to time, the “Delaware Act”) and hereby certifies as follows:

1. Name; Formation. The name of the Company shall be AerCap U.S. Global Aviation LLC, or such other name as the Directors may from time to time hereafter designate. The Company was formed on February 12, 2014 upon the execution and filing by Alyson D. Poppiti (whose taking of such action is hereby approved and ratified) of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by Section 18-201 of the Delaware Act, which was thereafter amended by a Certificate of Amendment executed and filed by Alyson D. Poppiti on February 17, 2014 (whose taking of such action is hereby approved and ratified).

2. Definitions; Rules of Construction. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

“Board” or “Board of Directors” means the governance board of the Company consisting of all Directors, as referenced in Section 8 hereof.

“Certificate” means a certificate substantially in the form of Exhibit A to this Agreement issued by the Company, which evidences a Share or Shares in the Company.

“Director” means a director of the Company as designated in, or selected pursuant to, Section 8(d) hereof. Each Director shall constitute a ‘manager’, as such term is defined in Section 18-101 of the Delaware Act.

“Initial Shareholder” means AerCap Global Aviation Trust.

“Interest” means the ownership interest of a Shareholder in the Company (which shall be considered personal property for all purposes), consisting of (i) such Shareholder’s pro rata right to (x) receive a distribution out of the Company’s profits available for distribution and (y) the assets of the Company available for distribution upon the winding up of the Company in accordance with Section 16 (based, at any time of determination, on the number of Shares owned of record by such Shareholder divided by the number of all then-issued and outstanding Shares), (ii) such Shareholder’s right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act and (iii) such Shareholder’s other rights and privileges as provided herein or in the Delaware Act.

“Majority in Interest of the Shareholders” means Shareholders who are record holders of more than fifty percent of all then-issued and outstanding Shares.

“Person” means any individual, corporation, partnership, proprietorship, joint venture, limited liability company, association, joint stock company, business or statutory trust, or other entity of any type whatsoever.

“Shareholders” means the Initial Shareholder and all other persons or entities admitted as additional or substituted Shareholders pursuant to this Agreement, so long as they remain Shareholders. Reference to a “Shareholder” means any one of the Shareholders.

“Shares” means the equal proportional shares into which Interests in the Company shall be divided, which term may include fractions of shares as well as whole shares. The Company shall have one class of Shares, which shall have the rights and benefits set forth herein and provided by the Delaware Act.

Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context requires otherwise, the words “hereof,” “herein,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.

3. Purpose. The Company shall be formed to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Act as such activities may be determined by the Directors from time to time.

4. Offices.

(a) The principal office of the Company, and such additional offices as the Directors may determine to establish, shall be located in Ireland or at such other place or places inside or outside the State of Delaware as the Directors may designate from time to time.

(b) The registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company. The Directors may change such registered office and/or registered agent from time to time.

5. Shareholders. The name and business, mailing or residence address of each Shareholder of the Company are as set forth on Schedule I, as the same may be amended from time to time.

6. Term. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with Section 15 of this Agreement.

7. Capital Accounts; Administrative Matters.

(a) Pursuant to a subscription for Shares by the Initial Shareholder, the Initial Shareholder made a payment in cash to the Company in the amount set forth on Schedule I and in exchange therefor received the number of Shares listed on Schedule I.

(b) Subject to the terms of this Agreement, the Company shall be authorized to issue an unlimited number of additional Shares, which Shares when issued pursuant to the terms hereof shall be validly issued and, subject to the provisions of this Section 7 and unless otherwise determined at the time of issuance, fully paid and non-assessable. In accordance with the provisions of Section 18-702 of the Delaware Act, any Shares redeemed by the Company shall be deemed cancelled and Schedule I shall be amended accordingly. Except as otherwise agreed by a Majority in Interest of the Shareholders, the Initial Shareholder shall have no right or obligation to make any further payments to the Company. Persons or entities hereafter admitted as Shareholders of the Company shall make such payments to the Company of cash or other consideration in exchange for the issuance of Shares to the new Shareholders as shall be determined by the Directors, with the consent of a Majority in Interest of the Shareholders, at the time of each such admission. In the event any additional payments are made to the Company pursuant to this Section 7, the Company shall issue such number of additional Shares to each Shareholder as the Board reasonably determines is appropriate in connection with such additional payment; provided, further, the Board of Directors, with the consent of the Shareholders, shall be authorized to issue additional Shares for such consideration if any, as determined by the Board of Directors.

(c) It is the intention of the Shareholder that the Company shall be disregarded for federal and, where applicable, state, local and foreign income tax purposes and all items of income, gain, loss, deduction, credit or the like of the Company shall be treated as items of income, gain, loss, deduction, credit or the like of the Shareholder.

(d) The fiscal year of the Company shall be a calendar year. Unless otherwise determined by the Directors, the books and records of the Company shall be maintained in Ireland in accordance with generally accepted accounting principles.

(e) (i) The Shares issued by the Company shall be evidenced by a Certificate. Each Certificate shall be executed by the President or any Vice President and the Secretary or any Assistant Secretary (or such other Persons designated by the Directors).

(ii) The Company shall keep or cause to be kept a register in which, subject to such regulations as the Directors may adopt, the Company will provide for the registration of Shares and the registration of transfers of Shares. The Company shall maintain such register and provide for such registration.

(iii) Upon surrender for registration of transfer of any Certificate, and subject to the further provisions of this Section 7(e) and the limitations on transfer contained elsewhere in this Agreement, the Company will cause the execution, in the name of the registered holder or the designated transferee, of one or more new Certificates, evidencing the same aggregate number of Shares as did the Certificate surrendered. Every Certificate surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Directors duly executed, by the registered holder thereof or such holder’s authorized attorney.

(iv) The Company shall issue a new Certificate in place of any Certificate previously issued if the record holder of the Certificate (w) makes proof by affidavit, in form and substance satisfactory to the Directors, that a previously issued Certificate has been lost, destroyed or stolen, (x) requests the issuance of a new Certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (y) if requested by the Directors, delivers to the Company a bond, in form and substance satisfactory to the Directors, with such surety or sureties and with fixed or open liability as the Directors may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (z) satisfies any other reasonable requirements imposed by the Directors.

(v) A Share evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction (the “UCC”). A Share in the Company not evidenced by a Certificate shall not constitute a security for all purposes of Article 8 of the UCC. Delaware law shall constitute the local law of the Company’s jurisdiction in its capacity as the issuer of Shares.

8. Management of the Company.

(a) Subject to the delegation of rights and powers as provided for herein and except as otherwise herein provided, management of the Company is vested in the Directors and the Directors shall have the sole right and authority to manage and conduct the business and affairs of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes, powers, business and other activities of the Company. The Directors may appoint, employ or otherwise contract with any persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Directors may delegate to any such person (who may be designated an officer of the Company) or entity such authority to act on behalf of the Company as the Directors may from time to time deem appropriate. No Shareholder, by reason of its status as such, shall have any authority to act for or bind the Company or otherwise take part in the management of the business or affairs of the Company; provided that the Shareholders shall have the right to vote on or approve the actions specified herein or in the Delaware Act (or hereafter specified by the Directors) to be voted on or consented to by the Shareholders.

(b) Without limitation of Section 8(a), the powers of the Directors shall include the power to do or cause the Company to do any of the following:

(i) conduct the business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(ii) acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(iii) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Shareholder, any affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of any purpose of the Company;

(iv) act as a trustee, executor, nominee, bailee, manager, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

(v) take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, manager, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

(vi) purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligation of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties thereof), or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(vii) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(viii) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company or guarantee the obligations of others and, if necessary, secure the same by mortgage, pledge, or other lien on the assets of the Company;

(ix) prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

(x) lend money, invest and reinvest its funds, and take and hold real and personal property for the payment of funds so loaned or invested;

(xi) employ or otherwise engage employees, managers, contractors, advisors, attorneys, consultants and other agents of the Company, define their respective duties, and pay reasonable compensation for their services;

(xii) sue and be sued, complain and defend, and participate in administrative or other proceedings, in the Company’s name;

(xiii) pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or hold such proceeds against the payment of contingent liabilities;

(xiv) indemnify any person in accordance with the Delaware Act or this Agreement and obtain any and all types of insurance;

(xv) negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company; and

(xvi) do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Delaware Act.

(c) The Directors may authorize any Director(s), Shareholder(s), officer(s), agent(s) or employee(s) to enter into any contract, to execute any instrument or certificate (including any certificate to be filed on behalf of the Company with the Secretary of State of the State of Delaware under the Delaware Act) or to take any other action in the name of and on behalf of the Company, and this authority may be general or confined to specific instances. Unless so authorized or ratified by the Directors or within the agency power of an officer, no Director, Shareholder, officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

(d) The number of Directors of the Company shall be as set forth on Schedule II or such other number as the Shareholders shall determine from time to time. The initial Directors appointed by the Shareholders are identified on Schedule II. Directors shall serve until their respective successors are duly elected by the Shareholders or until their earlier death, retirement, incapacity or removal. Directors may be removed with or without cause by a vote of a Majority in Interest of the Shareholders. Vacancies in the number of Directors from whatever cause shall be filled by a vote of a Majority in Interest of the Shareholders. A Director may resign at any time upon giving the Company not less than ten (10) days prior notice of the effective date of resignation. The Directors shall amend Schedule II from time to time to reflect changes in the number or identity of Directors made in accordance with the provisions of this Section 8(d).

(e) Except as to actions herein specified to be taken by all of the Directors or by the Directors acting unanimously, the duties and powers of the Directors may be exercised by a majority in number of all Directors (or by any Director acting pursuant to authority delegated by a majority in number of the Directors). Notwithstanding any other provision of this Agreement, at any time that there is only one Director, (i) any and all actions provided for herein to be taken or approved by the “Directors” shall be taken or approved by the sole Director and (ii) the taking of any lawful action by the Director on behalf of the Company, including the execution and/or delivery of any instrument, certificate, filing or document by the Director on behalf of the Company, or the adoption by the Director of authorizing resolutions with respect to any matter, shall constitute and evidence the due authorization of such action or matter on behalf of the Company.

(f) Regular meetings of the Directors may be held in accordance with a schedule of meetings to be adopted by resolution of the Directors and no notice of any such regular meeting shall be required. Special meetings of the Directors may be called by any Director upon not less than two (2) business days prior written notice to all Directors stating the purpose or purposes thereof; provided that any Director may waive such notice prior to, at or after the meeting. The presence in person of a majority in number of all Directors shall constitute a quorum for the transaction of business at any meeting of Directors, except that the presence of all Directors shall be required as to actions herein specified to be taken all of the Directors or by the Directors acting unanimously. Any meeting of Directors may be held by conference telephone or similar communication equipment so long as all Directors participating in the meeting can hear one another, and all Directors participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting. In lieu of a meeting, any action to be taken by the Directors may be taken by a consent in writing setting forth the action so taken executed by all of the Directors. Any such written consent may be executed and delivered by telecopy or similar electronic means and may be signed in multiple counterparts.

(g) A Director shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its other Directors or its Shareholders, officers, employees or committees, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company (including, without limitation, information, opinions, reports or statements as to the value and the amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders might properly be paid). In addition, the Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and any opinion of any such person as to matters which the Directors reasonably believe to be within such person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Directors hereunder in good faith and in accordance with such opinion.

(h) Any duties (including fiduciary duties) of a Director that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Delaware Act and any other applicable law; provided that (i) the foregoing shall not eliminate the obligation of each Director to act in compliance with the express written terms of this Agreement and (ii) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing.

(i) Unless otherwise determined by the Directors, the Company shall have four (4) officers consisting of a president, a treasurer, a vice president and a secretary. Unless otherwise determined by the Board, the officers appointed herein shall have the general powers and duties usually vested in such officers of a Delaware corporation. The initial officers of the Company designated by the Directors are identified on Schedule III attached hereto. The salaries or other compensation, if any, of the officers shall be fixed from time to time by the Directors. Any officer may be removed, with or without cause, by the Directors. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled by the Directors.

9. Shareholder Approvals; Meetings of Shareholders.

(a) Notwithstanding any other provision of this Agreement or the Delaware Act, the following actions shall require, in addition to the approval of the Directors, the approval of a Majority in Interest of the Shareholders:

(i) Any merger, consolidation, conversion or other reorganization of the Company;

(ii) The redemption of any Shares of any Shareholder in the Company; and

(iii) The sale of all or substantially all of the assets of the Company in any one transaction or in any related series of transactions.

(b) Any action to be taken by the Shareholders hereunder or under the Delaware Act may be taken by vote of the Shareholders at a meeting. Meetings may be called by the Directors upon not less than five (5) days prior written notice to all other Shareholders. The notice shall specify the place and time of the meeting and the general nature of the business to be transacted. A written waiver of notice, signed by a Shareholder, whether before or after the time stated therein, shall be deemed equivalent to notice to such Shareholder. Unless otherwise determined by the Directors, meetings of Shareholders shall be held at the principal place of business of the Company. Meetings of the Shareholders may be held by conference telephone or similar communication equipment so long as all Shareholders participating in the meeting can hear one another, and all Shareholders participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting. At any meeting of Shareholders, a Majority in Interest of the Shareholders, present in person or by proxy, shall constitute a quorum for all purposes, except that the presence of all Shareholders shall be required as to actions herein specified to be taken by all of the Shareholders or by the Shareholders acting unanimously. In lieu of a meeting, any action to be taken by the Shareholders may be taken by a consent in writing setting forth the action so taken signed by a Majority in Interest of the Shareholders (or Shareholders holding such higher aggregate number of issued and outstanding Shares as is required to authorize or take such action under the terms of this Agreement or the Delaware Act). Any such written consent may be executed and delivered by telecopy or similar electronic means and may be signed in multiple counterparts.

10. Assignments of Shares.

(a) A Shareholder may sell, assign or transfer (collectively “transfer”) any Shares in the Company, and any transferee of any Shares of a Shareholder shall be admitted as a substituted Shareholder automatically, in each case without any further action on the part of such transferor or prior consent of the Directors or the Shareholders.

(b) The Directors shall amend Schedule I from time to time to reflect transfers made in accordance with, and as permitted under, this Section 10.

11. [Intentionally Omitted.]

12. Additional Shareholders. The Directors, with the consent of a Majority in Interest of the Shareholders, shall have the right to admit additional Shareholders and issue such Shareholders such number of Shares, upon such terms and conditions, at such time or times, and for such consideration, if any, as shall be determined by the Directors and a Majority in Interest of the Shareholders; and in connection with any such admission, the Directors shall amend Schedule I to reflect the name and address of the additional Shareholder, the consideration, if any, paid for the issuance of such Shares by the additional Shareholder and the number of Shares issued to the additional Shareholder.

13. Distributions. Distributions of any cash, assets or other property shall be made to the Shareholders at the time and in the aggregate amounts determined by the Directors. Distributions shall be made to Shareholders pro rata based on the number of Shares owned by each. The Directors shall have the right to establish such reasonable reserves as they may from time to time determine are necessary or appropriate in connection with the conduct of the Company’s business (including anticipated capital expenses).

14. [Intentionally Omitted.]

15. Dissolution. The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a) The determination of a Majority in Interest of the Shareholders to dissolve the Company; or

(b) The occurrence of any event causing a dissolution of the Company under Section 18-801 of the Delaware Act, unless the Company is continued as permitted under the Delaware Act.

16. Winding Up of the Company.

(a) If the Company is dissolved pursuant to Section 15, the Directors shall proceed to wind up the business and affairs of the Company in accordance with the requirements of the Delaware Act. A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Company assets. This Agreement shall remain in full force and effect and continue to govern the rights and obligations of the Directors and Shareholders and the conduct of the Company during the period of winding up the Company’s affairs. The Directors shall liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(i) to creditors, including Directors and Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment, by the establishment of reserves of cash or other assets of the Company or by other reasonable provision for payment), other than liabilities for distributions to Shareholders and former Shareholders under Sections 18-601 or 18-604 of the Delaware Act;

(ii) to Shareholders and former Shareholders in satisfaction of liabilities for distributions under 18-601 or 18-604 of the Delaware Act; and

(iii) thereafter to the Shareholder, if only one, or if more than one, to the Shareholders pro rata based on the number of Shares owned by each.

(b) Notwithstanding the provisions of Section 16(a) which require the liquidation of the assets of the Company, if on dissolution of the Company, the Directors determine that a prompt sale of part or all of the Company’s assets would be impractical or would cause undue loss to the value of Company assets, the Directors may defer for a reasonable time (up to three (3) years) the liquidation of any assets, except those necessary to timely satisfy liabilities of the Company (other than those to Shareholders), and/or may distribute to the Shareholders, in lieu of cash, as tenants in common, undivided interests in such Company assets as the Directors deems not suitable for liquidation. Any such in-kind distributions (i) shall be made in accordance with the priorities referenced in Section 16(a) as if cash equal to the fair market value of the distributed assets were being distributed and (ii) shall be subject to such conditions relating to the disposition and management of the distributed properties as the Directors deems reasonable and equitable and to any joint operating agreements or other agreements governing the operation of such properties at such time. The Directors shall determine the fair market value of any property distributed in kind using such reasonable methods of valuation as they may adopt.

(c) Upon the completion of the distribution of the assets of the Company as provided in this Section 16, the Company shall be terminated, and the Directors shall cause the cancellation of the Certificate of Formation and all qualifications of the Company as a foreign limited liability company and shall take such other actions as may be necessary to terminate the Company.

17. Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Director, Shareholder or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Director, Shareholder or officer.

18. Standard of Care; Indemnification of Directors, Officers, Employees and Agents

(a) No Director or officer shall have any personal liability whatsoever to the Company or any Shareholder on account of such Director’s or officer’s status as a Director or officer or by reason of such Director’s or officer’s acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Director or officer against any liability to the Company or the Shareholders to which such Director or officer would otherwise be subject by reason of any act or omission of such Director that involves fraud or willful misconduct.

(b) The Company shall indemnify and hold harmless each Director and officer and the affiliates of any Director or officer (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person’s acting as a Director or officer under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from any act or omission of such Indemnified Person that involves fraud or willful misconduct. The indemnities provided hereunder shall survive termination of the Company and this Agreement. Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Shareholders. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

(c) The contract rights to indemnification and to the advancement of expenses conferred in this Section 18 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Shareholders or otherwise.

(d) The Company may maintain insurance, at its expense, to protect itself and any Shareholder, Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

(e) The Company may, to the extent authorized from time to time by the Directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 18 with respect to the indemnification and advancement of expenses of the Directors of the Company.

(f) Notwithstanding the foregoing provisions of this Section 18, the Company shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Directors; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 18 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

19. Amendments. This Agreement may be amended only upon the written consent of a Majority in Interest of the Shareholders (provided that the Directors, without further approval of the Shareholders, shall have the right to amend Schedule I, Schedule II or Schedule III to update information thereon in accordance with the terms of this Agreement).

20. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. This Agreement constitutes an agreement of or among the Shareholder(s) and between the Company and each Shareholder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of February 28, 2014.

SHAREHOLDER:
AERCAP GLOBAL AVIATION TRUST

By: AerCap Ireland Capital Limited, its Regular Trustee

By:	/s/ Thomas Kelly
Name: Thomas Kelly
Title: Director

SCHEDULE I

Identification of Shareholders,

Consideration Paid and Shares

Name & Address	Consideration Paid	Shares
AerCap Global Aviation Trust 4450 Atlantic Avenue Westpark, Shannon Co. Clare, Ireland Fax: +35 36 172 3850 Attn: Director	$452,677.23	45,267,723
	Total Outstanding Shares:	45,267,723

SCHEDULE II

Directors

A. Number of Directors: 3

B. Identification of Directors:

Thomas Kelly

Patrick Treacy

Lourda Moloney

SCHEDULE III

Identification of Officers

Name:	Title:
Thomas Kelly	President and Treasurer
Patrick Treacy	Vice President
Skyscape Limited	Secretary

EXHIBIT A

CERTIFICATE FOR SHARES IN

AERCAP U.S. GLOBAL AVIATION LLC

A Delaware Limited Liability Company

Certificate No.	No. of Shares:

AerCap U.S. Global Aviation LLC, a Delaware limited liability company (the “Company”), hereby certifies that (the “Holder”) is the registered owner of Shares of limited liability company interests in the Company. The rights, powers and privileges associated with the Shares are set forth in the Limited Liability Company Agreement of the Company dated as of February 28, 2014 (the “Company Agreement”), as the same may, from time to time, be amended or amended and restated, under which the Company was formed and is existing, copies of which are on file at the principal office of the Company. The terms of the Company Agreement are incorporated herein by reference.

The Holder, by accepting this Certificate, is deemed to have agreed to become a Shareholder of the Company, if admitted as such in accordance with the terms of the Company Agreement, and to comply with and be bound by, and to have executed, the Company Agreement.

A Share evidenced by this certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company’s jurisdiction in its capacity as the issuer of Shares.

This Certificate and the Shares evidenced hereby are transferable in accordance with the terms of the Company Agreement (subject to the limitations on transfer therein contained). No Shares may be transferred unless and until this Certificate, or a written instrument of transfer satisfactory to the Company, is duly endorsed or executed for transfer by the Holder or the Holder’s duly authorized attorney, and this Certificate (together with any separate written instrument of transfer) is delivered to the Company for registration of transfer.

Dated:	AERCAP U.S. GLOBAL AVIATION LLC

By:
Name:
Title:

By:
Name:
Title:

[FORM OF REVERSE SIDE OF CERTIFICATE]

ASSIGNMENT OF SHARES

FOR VALUE RECEIVED, the undersigned (the “Assignor”), hereby assigns, conveys, sells and transfers unto:

Please print or typewrite Name and Address of

Assignee

Please insert Social Security or other Taxpayer Identification Number of Assignee

Shares evidenced by this Certificate.

Assignor irrevocably constitutes and appoints the Company as its attorney-in-fact with full power of substitution to transfer the above-referenced Shares on the books of the Company.

ASSIGNOR:
Date:
Signature